CARRIAGE SERVICES ANNOUNCES 2017 ANNUAL RESULTS AND
RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – February 14, 2018 – Carriage Services, Inc. (NYSE: CSV) today announced results for the year ending December 31, 2017.
Mel Payne, Chief Executive Officer, stated, “After eight consecutive years of record performance, our 2017 consolidated operational and financial performance did not meet our reported high performance expectations, as Adjusted Diluted Earnings Per Share declined 14.2% to $1.39, Adjusted Consolidated EBITDA declined 6.8% to $68.7 million, Adjusted Consolidated EBITDA Margin declined 310 basis points to 26.6% and Adjusted Free Cash Flow declined 21.4% to $37.4 million.
Many of the reasons behind the decline in our operating performance were addressed in our Second and Third quarter earnings releases, e.g. weak cemetery preneed sales, lower Field EBITDA Margins of funeral home acquisitions made in 2016 not yet integrated under our Standards Operating Model, and investment in overhead infrastructure and people. However, beneath the covers of the reported performance our company was continuously improving in many areas during the year. We were encouraged by the fourth quarter results from our Acquisition Funeral Home and Cemetery segments as these businesses achieved year over year improvement in both organic revenue growth and Field EBITDA Margins. The momentum shown in these segments in the fourth quarter has accelerated into 2018.
Year to date and fourth quarter comparative highlights are shown below:
Year Ended December 31, 2017 compared to Year Ended December 31, 2016

•	Record Total Revenue of $258.1 million, an increase of 4.0%;

•	Record Net Income of $37.2 million, an increase of 89.9%;

•	Record GAAP Diluted Earnings Per Share of $2.09, an increase of 86.6%;

•	Record Total Field EBITDA of $104.5 million, an increase of 0.1%;

•	Total Field EBITDA Margin down 160 basis points to 40.5%;

•	Adjusted Consolidated EBITDA of $68.7 million, a decrease of 6.8%;

•	Adjusted Consolidated EBITDA Margin down 310 basis points to 26.6%;

•	Adjusted Diluted Earnings Per Share of $1.39, a decrease of 14.2%; and

•	Adjusted Free Cash Flow of $37.4 million, a decrease of 21.4%.
Three Months Ended December 31, 2017 compared to Three Months Ended December 31, 2016

•	Record Total Revenue of $65.1 million, an increase of 3.5%;

•	Record Net Income of $22.7 million, an increase of 449.1%;

•	Record GAAP Diluted Earnings Per Share of $1.31, an increase of 495.5%;

•	Total Field EBITDA of $26.7 million, a decrease of 1.7%;

•	Total Field EBITDA Margin down 220 basis points to 41.0%;

•	Adjusted Consolidated EBITDA of $17.5 million, a decrease of 7.4%;

•	Adjusted Consolidated EBITDA Margin down 320 basis points to 26.9%;

•	Adjusted Diluted Earnings Per Share of $0.39, an increase of 8.3%; and

•	Adjusted Free Cash Flow of $12.5 million, a decrease of 3.3%.

At the beginning of 2012 we launched what we now refer to as the Carriage Good To Great Journey that never ends. We think about and lead the company in terms of a Ten Year Vision and Five Year Strategy with our Rolling Four Quarter Outlook within a ‘Roughly Right Range’ of outcomes over time as we execute our three core models. Having produced extraordinary performance during the first five year timeframe of our Good To Great Journey that ended in 2016, we believe in hindsight that 2017 was clearly a year of transition and continued transformation which was evident across the Carriage Operating and Consolidation Platform.
We upgraded leadership talent in both operations and home office support teams, achieved the best Same Store Funeral volume and revenue trends in years, and established a surge of acquisition activity and momentum into 2018 from a larger and more effective Corporate Development Team. The continuous improvement transformation that occurred during 2017 coupled with the major tax reform legislation passed at year end has set the table for our Company to achieve a much higher plateau of performance in the future as compared to the past, starting in 2018. Therefore we consider the first quarter of 2018 to be the beginning of the second five year timeframe of Carriage’s Good To Great Journey that never ends.
We are increasing our Rolling Four Quarter ‘Roughly Right Outlook Range’ of Adjusted Diluted EPS to $2.00 - $2.05, a 16% increase compared to the previous Outlook. The Rolling Four Quarter Outlook includes the impact from the recently enacted tax reform legislation and a continuation of the positive operating momentum we experienced in the latter part of 2017 that has continued into 2018. The Outlook does not include any future acquisition activity, although we are more excited than ever about the industry consolidation landscape and the pipeline of high quality candidates produced by our Corporate Development Team. We expect our effective GAAP tax rate to be in a range of 26%-28% in 2018, compared to our historic rate of 40%.
All of our leaders and employees have accepted the challenge of making 2018 a historic year of operating and financial performance for our Company. Additionally, all of our senior leaders have accepted the challenge of Executing on eleven ‘Big Ideas’ that will accelerate the Carriage Good To Great Journey during our second five year timeframe. And most importantly, each of our Managing Partners has accepted the challenge of leading the successful realization of a Ten Year Vision of growth and success for their individual business. Therefore I am pleased to announce our annual theme: Carriage Services 2018: Our Guiding Principles and Shared ‘Being The Best’ Ten Year Vision and Execution of Each Business!,” concluded Mr. Payne.

HIGH PERFORMANCE HEROES
Carriage 2017 Pinnacle of Service Award Winners
As an important part of our High Performance Culture tradition and language, and because we have a passionate conviction that RECOGNITION is the highest form of motivation, listed below are 29 Carriage Being The Best Pinnacle Of Service Award winners and 12 managing partners who achieved 100% Of Standards for 2017:

“Being The Best” Pinnacle of Service Award

Curtis Ottinger	Heritage Funeral Home; Chattanooga, TN
Matthew Simpson	Fry Memorial Chapel; Tracy, CA
Michael Nicosia	Ouimet Brothers Concord Funeral Chapel; Concord, CA
Andy Shemwell	Maddux-Fuqua-Hinton Funeral Homes; Hopkinsville, KY
Justin Luyben	Evans-Brown Mortuaries & Crematory; Sun City, CA
Verdo Werre	McNary-Moore Funeral Service; Colusa, CA
James Terry	James J. Terry Funeral Home; Downingtown, PA
Tim Miller	Fuller Funeral Home – Cremation Service (East); Naples, FL
John Fitzpatrick	Donohue Cecere Funeral Directors; Westbury, NY
Tim Hauck	Harvey-Engelhardt/Fuller Metz; Ft. Myers, FL
David Rogers	Garden of Memories Funeral Home; Metairie, LA
Alan Kerrick	Dakan Funeral Chapel; Caldwell, ID
Bill Martinez	Stanfill Funeral Home; Miami, FL
Wayne Lovelace	Lotz Funeral Home; Vinton, VA
Brad Shemwell	Latham Funeral Home; Elkton, KY
Brian Binion	Steen Funeral Homes; Ashland, KY
*Steven Mora	Conejo Mountain Funeral Home and Memorial Park; Camarillo, CA
Jason Cox	Lane Funeral Home – South Crest; Rossville, GA
Kim Borselli	Fuller Funeral Home – Cremation Service (Pine Ridge); Naples, FL
Charlie Eagan	Greenwood Funeral Home; New Orleans, LA
Sue Keenan	Byron Keenan Funeral Home & Cremation; Springfield, MA
*James Bass	Emerald Coast/McLaughlin Mortuary; Ft. Walton Beach, FL; McLaughlin Twin Cities Funeral Home; Niceville, FL

*Qualified for 2 Businesses

“Being The Best” Pinnacle of Service Award & 100% of Standards Award

Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA
Nicholas Welzenbach	Darling & Fischer Funeral Homes; Los Gatos, CA
Jeff Moore	Sterling-White Funeral Home; Crosby, TX
Bob Pollard	Lotz Funeral Home; Salem, VA
Patrick Schoen	Jacob Schoen & Son; New Orleans, LA
Scott Griffith	Woodtick/Frigon Funeral Homes; Wolcott, CT
Scott Sanderford	Everly-Wheatley Funeral Home; Alexandria, VA

“Being The Best” 100% of Standards Award

Jeff Seaman	Dwayne R. Spence Funeral Home; Canal Winchester, OH
Courtney Charvet	North Brevard Funeral Home; Titusville, FL
David DeRubeis	Cody-White Funeral Service; Milford, CT
Joseph Newkirk	West Contra Costa Group; Richmond, CA
Jeff Hardwick	Bryan & Hardwick Funeral Home; Zanesville, OH

Carriage Good to Great Award Winners
At the beginning of 2012 we created a new five year incentive award with the name Good To Great Award that was directly linked to our annual Being The Best Pinnacle Award which itself is linked to High Funeral Standards Achievement over a full year, i.e. our Good To Great Awards require high and sustained Being The Best Standards Achievement over a full five years. We have had many wonderful performances since the start of our Good To Great Journey by High Performance Hero Funeral and Cemetery Managing Partners and Sales Managers and their teams of winning employees, so I am more than honored on behalf of our Standards Council members, senior leadership team and Board of Directors to announce our second group of Good To Great Award winners for the five year timeframe that began in 2013 and ended at year end 2017, as listed below:

Cindy Hoots	Schmidt Funeral Homes; Katy, TX
Jim Terry	James J. Terry Funeral Home; Downingtown, PA
Michael Nicosia	Chapel of San Ramon Valley; Danville, CA
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

1 year ended 12/31/17	13.1%	12.3%	21.8%	7.5%	11.8%
2 years ended 12/31/17	35.3%	32.9%	36.4%	25.9%	29.1%
3 years ended 12/31/17	31.2%	29.3%	38.3%	20.3%	25.7%
4 years ended 12/31/17	42.1%	39.5%	58.6%	23.2%	33.8%
5 years ended 12/31/17	62.4%	58.6%	102.3%	32.4%	53.4%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2017 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$76,712	37%	$79,188	34%
Fixed Income	117,750	57%	129,282	55%
Cash	7,946	4%	23,477	10%
Other/Insurance	3,190	2%	3,374	1%
Total Portfolios	$205,598	100%	$235,321	100%

Our total annual return for our Discretionary Preneed Funeral and Cemetery Trusts was 13.1% compared to a total return of 11.8% for the 70/30 High Yield/S&P 500 benchmark. Throughout the year, we slowly shifted the portfolio allocation to equity securities, as we found better relative value opportunities versus the high yield market. Given current market conditions, we expect to allocate a lower portion of our portfolio to fixed income throughout 2018.
Reported Financial Revenue declined 5.9% to $17.5 million and Financial EBITDA declined 7.2% to $16.2 million. The decline in Financial Revenue and EBITDA was primarily due to the reduction of realized income from a lower allocation to fixed income in our Cemetery Perpetual Care Trusts.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months and year ended December 31, 2017 of $12.5 million and $37.4 million, respectively, compared to Adjusted Free Cash Flow from operations of $13.0 million and $47.6 million for the corresponding periods in 2016. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months and years ended December 31, 2016 and 2017 is as follows (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Cash flow provided by operations	$15,195	$14,405	$50,035	$45,230
Cash used for maintenance capital expenditures	(2,239)	(2,100)	(7,402)	(8,422)
Free Cash Flow	$12,956	$12,305	$42,633	$36,808

Plus: Incremental Special Items:
Acquisition and divestiture expenses	—	—	516	—
Severance costs	—	—	3,979	—
Consulting fees	—	—	496	—
Natural Disaster Costs	—	222	—	620
Adjusted Free Cash Flow	$12,956	$12,527	$47,624	$37,428
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.

ROLLING FOUR QUARTER OUTLOOK – Period Ending December 31, 2018

Range (in millions, except per share amounts)
Revenues	$280 - $285
Adjusted Consolidated EBITDA	$80 - $85
Adjusted Net Income	$34 - $36
Adjusted Basic Earnings Per Share(1)	$2.18 - $2.22
Adjusted Diluted Earnings Per Share(1)	$2.00 - $2.05
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending December 31, 2018 are expected to improve relative to the trailing four quarter period ended December 31, 2017 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 15, 2018 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-3978299) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 19, 2018 and may be accessed by dialing 855-859-2056 (ID-3978299). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2016	2017	% Change	2016	2017	% Change

Same Store Contracts
Atneed Contracts	5,689	5,906	3.8%	23,104	23,947	3.6%
Preneed Contracts	1,383	1,385	0.1%	5,568	5,640	1.3%
Total Same Store Funeral Contracts	7,072	7,291	3.1%	28,672	29,587	3.2%
Acquisition Contracts
Atneed Contracts	1,010	1,295	28.2%	3,289	4,488	36.5%
Preneed Contracts	178	222	24.7%	597	819	37.2%
Total Acquisition Funeral Contracts	1,188	1,517	27.7%	3,886	5,307	36.6%
Total Funeral Contracts	8,260	8,808	6.6%	32,558	34,894	7.2%

Funeral Operating Revenue
Same Store Revenue	$38,449	$38,796	0.9%	$154,130	$158,106	2.6%
Acquisition Revenue	7,611	9,567	25.7%	24,914	34,294	37.6%
Total Funeral Operating Revenue	$46,060	$48,363	5.0%	$179,044	$192,400	7.5%

Cemetery Operating Revenue
Same Store Revenue	$10,800	$11,522	6.7%	$45,894	$45,044	(1.9%)
Acquisition Revenue	742	824	11.1%	3,053	3,194	4.6%
Total Cemetery Operating Revenue	$11,542	$12,346	7.0%	$48,947	$48,238	(1.4%)

Financial Revenue
Preneed Funeral Commission Income	$291	$303	4.1%	$1,429	$1,254	(12.2%)
Preneed Funeral Trust Earnings	1,865	1,942	4.1%	7,308	7,232	(1.0%)
Cemetery Trust Earnings	2,382	1,681	(29.4%)	8,004	7,193	(10.1%)
Preneed Cemetery Finance Charges	491	441	(10.2%)	1,848	1,822	(1.4%)
Total Financial Revenue	$5,029	$4,367	(13.2%)	$18,589	$17,501	(5.9%)

Total Divested Revenue	$233	$—	(100.0%)	$1,620	$—	(100.0%)

Total Revenue	$62,864	$65,076	3.5%	$248,200	$258,139	4.0%

Field EBITDA
Same Store Funeral Field EBITDA	$15,545	$14,753	(5.1%)	$60,042	$60,864	1.4%
Same Store Funeral Field EBITDA Margin	40.4%	38.0%	(240 bp)	39.0%	38.5%	(50 bp)
Acquisition Funeral Field EBITDA	3,126	4,050	29.6%	10,421	13,565	30.2%
Acquisition Funeral Field EBITDA Margin	41.1%	42.3%	120 bp	41.8%	39.6%	(220 bp)
Total Funeral Field EBITDA	$18,671	$18,803	0.7%	$70,463	$74,429	5.6%
Total Funeral Field EBITDA Margin	40.5%	38.9%	(160 bp)	39.4%	38.7%	(70 bp)

Same Store Cemetery Field EBITDA	$3,330	$3,577	7.4%	$14,618	$12,864	(12.0%)
Same Store Cemetery Field EBITDA Margin	30.8%	31.0%	20 bp	31.9%	28.6%	(330 bp)
Acquisition Cemetery Field EBITDA	263	296	12.5%	1,049	1,039	(1.0%)
Acquisition Cemetery Field EBITDA Margin	35.4%	35.9%	50 bp	34.4%	32.5%	(190 bp)
Total Cemetery Field EBITDA	$3,593	$3,873	7.8%	$15,667	$13,903	(11.3%)
Total Cemetery Field EBITDA Margin	31.1%	31.4%	30 bp	32.0%	28.8%	(320 bp)

Funeral Financial EBITDA	$1,946	$2,017	3.6%	$7,880	$7,552	(4.2%)
Cemetery Financial EBITDA	2,799	2,016	(28.0%)	9,563	8,628	(9.8%)
Total Financial EBITDA	$4,745	$4,033	(15.0%)	$17,443	$16,180	(7.2%)
Total Financial EBITDA Margin	94.4%	92.4%	(200 bp)	93.8%	92.5%	(130 bp)

Total Divested EBITDA	$160	$—	(100.0%)	$840	$—	(100.0%)
Total Divested EBITDA Margin	68.7%	—%		51.9%	—%

Total Field EBITDA	$27,169	$26,709	(1.7%)	$104,413	$104,512	0.1%
Total Field EBITDA Margin	43.2%	41.0%	(220 bp)	42.1%	40.5%	(160 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2016	2017	% Change	2016	2017	% Change

Overhead
Total Variable Overhead	$2,450	$3,573	45.8%	$13,122	$11,338	(13.6%)
Total Regional Fixed Overhead	1,008	995	(1.3%)	3,667	3,883	5.9%
Total Corporate Fixed Overhead	4,991	4,862	(2.6%)	19,109	21,209	11.0%
Total Overhead	$8,449	$9,430	11.6%	$35,898	$36,430	1.5%
Overhead as a percentage of Revenue	13.4%	14.5%	110 bp	14.5%	14.1%	(40 bp)

Consolidated EBITDA	$18,720	$17,279	(7.7%)	$68,515	$68,082	(0.6%)
Consolidated EBITDA Margin	29.8%	26.6%	(320 bp)	27.6%	26.4%	(120 bp)

Other Expenses and Interest
Depreciation & Amortization	$3,923	$4,105	4.6%	$15,421	$15,979	3.6%
Non-Cash Stock Compensation	584	768	31.5%	2,890	3,162	9.4%
Interest Expense	3,016	3,431	13.8%	11,738	12,948	10.3%
Accretion of Discount on Convertible Subordinated Notes	1,008	1,129	12.0%	3,870	4,329	11.9%
Loss on Early Extinguishment of Debt	—	—		567	—
Other, Net	1,808	(1,121)		1,788	(1,118)
Pre-Tax Income	$8,381	$8,967	7.0%	$32,241	$32,782	1.7%
Provision for Income Taxes	3,137	3,574		12,682	13,100
Tax Adjustment Related to Certain Discrete Items	1,117	(17,268)		(22)	(17,511)
Net Tax Provision (Benefit)	4,254	(13,694)		12,660	(4,411)
GAAP Net Income	$4,127	$22,661	449.1%	$19,581	$37,193	89.9%

Special Items, Net of Tax except for **
Acquisition and Divestiture Expenses	$120	$—		$456	$—
Severance and Retirement Costs	—	—		2,587	—
Consulting Fees	—	—		323	—
Accretion of Discount on Convertible Subordinated Notes **	1,008	1,129		3,870	4,329
Loss on Early Extinguishment of Debt	—	—		369	—
Net Loss on Sale of Assets	1,350	—		1,152	—
Natural Disaster Costs	—	144		—	403
Tax Adjustment Related to Certain Discrete Items **	—	(17,176)		—	(17,176)
Sum of Special Items, Net of Tax	$2,478	$(15,903)		$8,757	$(12,444)

Adjusted Net Income	$6,605	$6,758	2.3%	$28,338	$24,749	(12.7%)
Adjusted Net Profit Margin	10.5%	10.4%	(10 bp)	11.4%	9.6%	(180 bp)

Adjusted Basic Earnings Per Share	$0.40	$0.42	5.0%	$1.71	$1.50	(12.3%)
Adjusted Diluted Earnings Per Share	$0.36	$0.39	8.3%	$1.62	$1.39	(14.2%)

GAAP Basic Earnings Per Share	$0.25	$1.41	464.0%	$1.18	$2.25	90.7%
GAAP Diluted Earnings Per Share	$0.22	$1.31	495.5%	$1.12	$2.09	86.6%

Weighted Average Basic Shares Outstanding	16,554	16,031		16,515	16,438
Weighted Average Diluted Shares Outstanding	18,370	17,193		17,460	17,715

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$18,720	$17,279	(7.7%)	$68,515	$68,082	(0.6%)
Acquisition and Divestiture Expenses	185	—		701	—
Severance and Retirement Costs	—	—		3,979	—
Consulting Fees	—	—		496	—
Natural Disaster Costs	—	222		—	620
Adjusted Consolidated EBITDA	$18,905	$17,501	(7.4%)	$73,691	$68,702	(6.8%)
Adjusted Consolidated EBITDA Margin	30.1%	26.9%	(320 bp)	29.7%	26.6%	(310 bp)

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2016	2017
ASSETS
Current assets:
Cash and cash equivalents	$3,286	$952
Accounts receivable, net	18,860	19,655
Inventories	6,147	6,519
Prepaid expenses	2,640	2,028
Other current assets	2,034	986
Total current assets	32,967	30,140
Preneed cemetery trust investments	69,696	73,853
Preneed funeral trust investments	89,240	90,682
Preneed receivables, net	30,383	31,644
Receivables from preneed trusts	14,218	15,287
Property, plant and equipment, net	235,113	247,294
Cemetery property, net	76,119	76,331
Goodwill	275,487	287,956
Intangible and other non-current assets	14,957	18,117
Cemetery perpetual care trust investments	46,889	50,229
Total assets	$885,069	$921,533
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,267	$17,251
Accounts payable	10,198	6,547
Other liabilities	717	1,361
Accrued liabilities	20,091	17,559
Total current liabilities	44,273	42,718
Long-term debt, net of current portion	137,862	121,034
Revolving credit facility	66,542	91,120
Convertible subordinated notes due 2021	119,596	124,441
Obligations under capital leases, net of current portion	2,630	6,361
Deferred preneed cemetery revenue	54,631	54,690
Deferred preneed funeral revenue	33,198	34,585
Deferred tax liability	42,810	31,159
Other long-term liabilities	2,567	3,378
Deferred preneed cemetery receipts held in trust	69,696	73,853
Deferred preneed funeral receipts held in trust	89,240	90,682
Care trusts’ corpus	46,290	49,856
Total liabilities	709,335	723,877
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,490,855 and 22,622,242 shares issued as of December 31, 2016 and 2017, respectively	225	226
Additional paid-in capital	215,064	216,158
Retained earnings	20,711	57,904
Treasury stock, at cost; 5,849,316 and 6,523,370 shares at December 31, 2016 and 2017, respectively	(60,266)	(76,632)
Total stockholders’ equity	175,734	197,656
Total liabilities and stockholders’ equity	$885,069	$921,533

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2016	2017	2016	2017

Revenues:
Funeral	$48,449	$50,607	$189,401	$200,886
Cemetery	14,415	14,469	58,799	57,253
	62,864	65,076	248,200	258,139
Field costs and expenses:
Funeral	27,672	29,787	110,218	118,905
Cemetery	8,023	8,580	33,569	34,722
Depreciation and amortization	3,560	3,655	13,919	14,374
Regional and unallocated funeral and cemetery costs	2,297	3,494	10,844	13,339
	41,552	45,516	168,550	181,340
Gross profit	21,312	19,560	79,650	76,799

Corporate costs and expenses:
General, administrative and other	6,736	6,704	27,944	26,253
Home office depreciation and amortization	363	450	1,502	1,605
	7,099	7,154	29,446	27,858
Operating income	14,213	12,406	50,204	48,941
Interest expense	(3,016)	(3,431)	(11,738)	(12,948)
Accretion of discount on convertible subordinated notes	(1,008)	(1,129)	(3,870)	(4,329)
Loss on early extinguishment of debt	—	—	(567)	—
Other, net	(1,808)	1,121	(1,788)	1,118
Income before income taxes	8,381	8,967	32,241	32,782
Provision for income taxes	(3,137)	(3,574)	(12,682)	(13,100)
Income tax (provision) benefit related to certain discrete items	(1,117)	17,268	22	17,511
Net (provision) benefit for income taxes	(4,254)	13,694	(12,660)	4,411
Net income	$4,127	$22,661	$19,581	$37,193

Basic earnings per common share:	$0.25	$1.41	$1.18	$2.25
Diluted earnings per common share:	$0.22	$1.31	$1.12	$2.09

Dividends declared per common share	$0.050	$0.075	$0.150	$0.225

Weighted average number of common and common equivalent shares outstanding:
Basic	16,554	16,031	16,515	16,438
Diluted	18,370	17,193	17,460	17,715

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2016	2017
Cash flows from operating activities:
Net income	$19,581	$37,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,421	15,979
Provision for losses on accounts receivable	2,098	2,198
Stock-based compensation expense	3,229	3,162
Deferred income tax expense (benefit)	4,855	(11,651)
Amortization of deferred financing costs	824	820
Accretion of discount on convertible subordinated notes	3,870	4,329
Loss on early extinguishment of debt	567	—
Net (gain) loss on sale of businesses and disposal of other assets	2,077	(710)
Impairment of intangible assets	145	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(5,162)	(4,254)
Inventories and other current assets	1,995	1,446
Intangible and other non-current assets	(1,155)	149
Preneed funeral and cemetery trust investments	(14,528)	(10,008)
Accounts payable	2,112	(3,649)
Accrued and other liabilities	780	(385)
Deferred preneed funeral and cemetery revenue	(640)	1,446
Deferred preneed funeral and cemetery receipts held in trust	13,966	9,165
Net cash provided by operating activities	50,035	45,230

Cash flows from investing activities:
Acquisitions and land for new construction	(26,556)	(28,799)
Purchase of land and buildings previously leased	(6,258)	—
Net proceeds from sale of businesses and other assets	4,385	5,731
Capital expenditures	(16,846)	(16,395)
Net cash used in investing activities	(45,275)	(39,463)

Cash flows from financing activities:
Borrowings from the revolving credit facility	71,200	106,900
Payments against the revolving credit facility	(96,100)	(82,600)
Borrowings from the term loan	39,063	—
Payments against the term loan	(11,250)	(11,250)
Payments on long-term debt and obligations under capital leases	(1,789)	(1,962)
Payments on contingent consideration recorded at acquisition date	—	(101)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	870	1,496
Taxes paid on restricted stock vestings and exercises of non-qualified options	(578)	(509)
Dividends on common stock	(2,492)	(3,709)
Purchase of treasury stock	—	(16,366)
Payment of loan origination costs related to the credit facility	(717)	—
Excess tax deficiency of equity compensation	(216)	—
Net cash used in financing activities	(2,009)	(8,101)

Net increase (decrease) in cash and cash equivalents	2,751	(2,334)
Cash and cash equivalents at beginning of year	535	3,286
Cash and cash equivalents at end of year	$3,286	$952

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA ”, “Divested EBITDA Margin”,“Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 35 percent for both the three months and years ended December 31, 2016 and 2017, except for the accretion of the discount on the Convertible Notes as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated funeral costs and Financial EBITDA related to the Funeral Home segment.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Divested Revenue is defined as revenues from sold businesses and revenues lost as a result of the termination of a municipal contract in 2017.

•	Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the sold businesses and the terminated municipal contract noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) regional and unallocated costs. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies’ due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to gross profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA and Adjusted Consolidated EBITDA exclude certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months and years ended December 31, 2016 and 2017 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Net Income	$4,127	$22,661	$19,581	$37,193
Special Items, Net of Tax, except for **
Acquisition and Divestiture Expenses	120	—	456	—
Severance and Retirement Costs	—	—	2,587	—
Consulting Fees	—	—	323	—
Accretion of Discount on Convertible Subordinated Notes **	1,008	1,129	3,870	4,329
Loss on Early Extinguishment of Debt	—	—	369	—
Net Loss on Sale of Assets	1,350	—	1,152	—
Natural Disaster Costs	—	144	—	403
Tax Adjustment Related to Certain Discrete Items**	—	(17,176)	—	(17,176)
Total Special Items affecting Net Income	$2,478	$(15,903)	$8,757	$(12,444)
Adjusted Net Income	$6,605	$6,758	$28,338	$24,749
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months and years ended December 31, 2016 and 2017 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Net Income	$4,127	$22,661	$19,581	$37,193
Net Tax Provision (Benefit)	4,254	(13,694)	12,660	(4,411)
Pre-Tax Income	$8,381	$8,967	$32,241	$32,782
Interest Expense	3,016	3,431	11,738	12,948
Accretion of Discount on Convertible Subordinated Notes	1,008	1,129	3,870	4,329
Loss on Early Extinguishment of Debt	—	—	567	—
Non-Cash Stock Compensation	584	768	2,890	3,162
Depreciation & Amortization	3,923	4,105	15,421	15,979
Other, Net	1,808	(1,121)	1,788	(1,118)
Consolidated EBITDA	$18,720	$17,279	$68,515	$68,082
Adjusted For:
Acquisition and Divestiture Expenses	185	—	701	—
Severance and Retirement Costs	—	—	3,979	—
Consulting Fees	—	—	496	—
Natural Disaster Costs	—	222	—	620
Adjusted Consolidated EBITDA	$18,905	$17,501	$73,691	$68,702

Revenue	$62,864	$65,076	$248,200	$258,139

Adjusted Consolidated EBITDA Margin	30.1%	26.9%	29.7%	26.6%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months and years ended December 31, 2016 and 2017 (in thousands):

Funeral Field EBITDA	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Gross Profit (GAAP)	$16,478	$15,418	$61,620	$61,369
Depreciation & Amortization	2,437	2,456	8,891	9,785
Regional & Unallocated Costs	1,862	2,946	8,672	10,827
Funeral Financial EBITDA	(1,946)	(2,017)	(7,880)	(7,552)
Divested EBITDA	(160)	—	(840)	—
Funeral Field EBITDA	$18,671	$18,803	$70,463	$74,429

Cemetery Field EBITDA	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Gross Profit (GAAP)	$4,834	$4,142	$18,030	$15,430
Depreciation & Amortization	1,123	1,199	5,028	4,589
Regional & Unallocated Costs	435	548	2,172	2,512
Cemetery Financial EBITDA	(2,799)	(2,016)	(9,563)	(8,628)
Cemetery Field EBITDA	$3,593	$3,873	$15,667	$13,903

Total Field EBITDA	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
Funeral Field EBITDA	$18,671	$18,803	$70,463	$74,429
Cemetery Field EBITDA	3,593	3,873	15,667	13,903
Funeral Financial EBITDA	1,946	2,017	7,880	7,552
Cemetery Financial EBITDA	2,799	2,016	9,563	8,628
Divested EBITDA	160	—	840	—
Total Field EBITDA	$27,169	$26,709	$104,413	$104,512

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months and years ended December 31, 2016 and 2017:

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
GAAP Basic Earnings Per Share	$0.25	$1.41	$1.18	$2.25
Special Items Affecting Net Income	0.15	(0.99)	0.53	(0.75)
Adjusted Basic Earnings Per Share	$0.40	$0.42	$1.71	$1.50

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months and years ended December 31, 2016 and 2017:

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2016	2017	2016	2017
GAAP Diluted Earnings Per Share	$0.22	$1.31	$1.12	$2.09
Special Items Affecting Net Income	0.14	(0.92)	0.50	(0.70)
Adjusted Diluted Earnings Per Share	$0.36	$0.39	$1.62	$1.39

On page five of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following four reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending December 31, 2018 (in thousands):

Rolling Four Quarter Outlook
December 31, 2018E
Net Income	$30,500
Total Tax Provision	11,500
Pretax Income	$42,000
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	18,050
Depreciation & Amortization, including Non-cash Stock Compensation	20,500
Consolidated EBITDA	$80,550
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$80,550

Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending December 31, 2018 (in thousands):

Rolling Four Quarter Outlook
December 31, 2018E
Net Income	$30,500
Special Items	4,800
Adjusted Net Income	$35,300

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending December 31, 2018:

Rolling Four Quarter Outlook
December 31, 2018E
GAAP Basic Earnings Per Share	$1.90
Special Items Affecting Net Income	0.30
Adjusted Basic Earnings Per Share	$2.20

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending December 31, 2018:

Rolling Four Quarter Outlook
December 31, 2018E
GAAP Diluted Earnings Per Share	$1.77
Special Items Affecting Net Income	0.27
Adjusted Diluted Earnings Per Share	$2.04

Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2012 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2012 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2017 (in thousands):

	For the Three Months Ended December 31, 2016		For the Year Ended December 31, 2016

	Revenue	EBITDA	Revenue	EBITDA
2012 Acquired Portfolio	$3,670	$1,405	$15,253	$6,116

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	recent changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.